As filed with the Securities and Exchange Commission on February 13, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MONOGRAM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3234479
(State of Incorporation)	(I.R.S. Employer Identification No.)

345 Oyster Point Blvd.

South San Francisco, California 94080

(Address of principal executive offices)

2000 Employee Stock Purchase Plan

2004 Equity Incentive Plan

(Full title of the plan)

William D. Young

Chief Executive Officer

Monogram Biosciences, Inc.

345 Oyster Point Blvd.

South San Francisco, California 94080

(650) 635-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven M. Przesmicki, Esq.

COOLEY GODWARD KRONISH LLP

4401 Eastgate Mall

San Diego, CA 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $0.001 per share, issuable under 2004 Equity Incentive Plan	1,333,333	$4.09	$ 5,453,331.97	$214.32
Common Stock, par value $0.001 per share, issuable under 2000 Employee Stock Purchase Plan	283,332(2)	$4.09	$1,158,827.88	$ 45.55

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the Registrant’s 2004 Equity Incentive Plan, as amended (the “2004 Plan”), and the 2000 Employee Stock Purchase Plan, as amended (the “2000 ESPP”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Represents (i) 116,666 shares of Registrant’s Common Stock that were automatically added to the shares authorized for issuance under the 2000 ESPP on January 1, 2008, and (ii) 166,666 shares of Registrant’s Common Stock that were automatically added to the shares authorized for issuance under the 2000 ESPP on January 1, 2009, pursuant to an “evergreen” provision contained in the 2000 ESPP.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933. The price per share and aggregate offering price are based upon $4.09, the average of the high and low sales prices of the Registrant’s Common Stock on February 9, 2009, as reported on the NASDAQ Global Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional 1,333,333 shares of the Registrant’s Common Stock to be issued under the Registrant’s 2004 Equity Incentive Plan, and an additional 283,332 shares of the Registrant’s Common Stock to be issued under the Registrant’s 2000 Employee Stock Purchase Plan.

In accordance with General Instruction E to Form S-8, the number of shares of common stock to be registered as set forth above represents the number of additional shares that are issuable pursuant to the Registrant’s 2004 Equity Incentive Plan and 2000 Employee Stock Purchase Plan, over and above the number of shares previously registered. This Registration Statement shall also cover any additional shares of common stock which become issuable under the Registrant’s 2004 Equity Incentive Plan and 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction which results in an increase in the number of outstanding shares of common stock of the Registrant.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

Reference is made to the Registrant’s Registration Statements on Form S-8 filed August 4, 2000 (SEC File Number 333-43114), May 24, 2002 (SEC File Number 333-89082), December 20, 2004 (SEC File Number 333-121437) September 15, 2006 (SEC File Number 333-137351), and March 11, 2008 (SEC File Number 333-149653), with respect to shares of common stock registered under the Registrant’s 2000 Employee Stock Purchase Plan. Reference is made to the Registrant’s Registration Statements on Form S-8 filed December 20, 2004 (SEC File Number 333-121437), and March 11, 2008 (SEC File Number 333-149653), with respect to shares of common stock registered under the Registrant’s 2004 Equity Incentive Plan. The contents of such Registration Statements are hereby incorporated by reference in their entirety.

EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation, filed July 17, 2000.

4.2(1)	Certificate of Amendment of Amended and Restated Certificate of Incorporation, filed February 4, 2003.

4.3(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation, filed December 10, 2004.

4.4(3)	Certificate of Ownership and Merger, filed September 6, 2005.

4.5(1)	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, filed June 29, 2001.

4.6(1)	Certificate of Correction to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, filed July 23, 2001.

4.7(1)	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, filed March 22, 2002.

4.8(1)	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock, filed November 15, 2002.

4.9(1)	Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock, filed February 4, 2003.

4.10(7)	Certificate of Amendment of Amended and Restated Certificate of Incorporation, filed November 3, 2008.

4.11(4)	Amended and Restated Bylaws.

4.12(7)	Specimen Certificate of Common Stock.

4.13(8)	Form of (Common) Stock Purchase Warrant issued to holders of Series A Redeemable Convertible Preferred Stock.

4.14(2)	Contingent Value Rights Agreement, dated December 10, 2004, by and between ViroLogic, Inc., and U.S. Bank National Association as trustee.

4.15(9)	Form of Indenture by and between Monogram Biosciences, Inc. and U.S. Bank National Association, as trustee.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1(6)	2000 Employee Stock Purchase Plan and related offering documents.

99.2(5)	2004 Equity Incentive Plan.

(1)	Filed as an exhibit to our Registration Statement on Form S-3 (No. 333-102995) filed on February 5, 2003 and incorporated herein by reference.
(2)	Filed as an exhibit to our Current Report on Form 8-K filed on December 10, 2004 and incorporated herein by reference.
(3)	Filed as an exhibit to our Current Report on Form 8-K filed on September 8, 2005 and incorporated herein by reference.
(4)	Filed as an exhibit to our Current Report on Form 8-K filed on December 10, 2007 and incorporated herein by reference.
(5)	Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and incorporated herein by reference.
(6)	Filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2007 and incorporated herein by reference.
(7)	Filed as an exhibit to our Current Report on Form 8-K filed on November 4, 2008 and incorporated herein by reference.
(8)	Filed as an exhibit to our Current Report on Form 8-K filed on March 26, 2002 and incorporated herein by reference.
(9)	Filed as an exhibit to our Current Report on Form 8-K filed on January 12, 2007 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on February 12, 2009.

MONOGRAM BIOSCIENCES, INC.

By:	/s/ William D. Young
William D. Young,
Chairman of the Board, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William D. Young, Alfred G. Merriweather and Kathy L. Hibbs, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM D. YOUNG WILLIAM D. YOUNG	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	February 12, 2009

/S/ ALFRED G. MERRIWEATHER ALFRED G. MERRIWEATHER	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 12, 2009

/S/ EDMON R. JENNINGS EDMON R. JENNINGS	Director	February 12, 2009

/S/ WILLIAM J. JENKINS WILLIAM J. JENKINS	Director	February 12, 2009

/S/ CRISTINA H. KEPNER CRISTINA H. KEPNER	Director	February 12, 2009

/S/ JOHN D. MENDLEIN, J.D., PH.D. JOHN D. MENDLEIN, J.D., PH.D.	Director	February 12, 2009

DAVID H. PERSING, M.D., PH.D.	Director

/S/ CHRISTINE A. WHITE, M.D. CHRISTINE A. WHITE, M.D.	Director	February 12, 2009

EXHIBIT INDEX

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation, filed July 17, 2000.

4.2(1)	Certificate of Amendment of Amended and Restated Certificate of Incorporation, filed February 4, 2003.

4.3(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation, filed December 10, 2004.

4.4(3)	Certificate of Ownership and Merger, filed September 6, 2005.

4.5(1)	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, filed June 29, 2001.

4.6(1)	Certificate of Correction to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, filed July 23, 2001.

4.7(1)	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, filed March 22, 2002.

4.8(1)	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock, filed November 15, 2002.

4.9(1)	Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock, filed February 4, 2003.

4.10(7)	Certificate of Amendment of Amended and Restated Certificate of Incorporation, filed November 3, 2008.

4.11(4)	Amended and Restated Bylaws.

4.12(7)	Specimen Certificate of Common Stock.

4.13(8)	Form of (Common) Stock Purchase Warrant issued to holders of Series A Redeemable Convertible Preferred Stock.

4.14(2)	Contingent Value Rights Agreement, dated December 10, 2004, by and between ViroLogic, Inc., and U.S. Bank National Association as trustee.

4.15(9)	Form of Indenture by and between Monogram Biosciences, Inc. and U.S. Bank National Association, as trustee.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1(6)	2000 Employee Stock Purchase Plan and related offering documents.

99.2(5)	2004 Equity Incentive Plan.

(1)	Filed as an exhibit to our Registration Statement on Form S-3 (No. 333-102995) filed on February 5, 2003 and incorporated herein by reference.
(2)	Filed as an exhibit to our Current Report on Form 8-K filed on December 10, 2004 and incorporated herein by reference.
(3)	Filed as an exhibit to our Current Report on Form 8-K filed on September 8, 2005 and incorporated herein by reference.
(4)	Filed as an exhibit to our Current Report on Form 8-K filed on December 10, 2007 and incorporated herein by reference.
(5)	Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and incorporated herein by reference.
(6)	Filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2007 and incorporated herein by reference.
(7)	Filed as an exhibit to our Current Report on Form 8-K filed on November 4, 2008 and incorporated herein by reference.
(8)	Filed as an exhibit to our Current Report on Form 8-K filed on March 26, 2002 and incorporated herein by reference.
(9)	Filed as an exhibit to our Current Report on Form 8-K filed on January 12, 2007 and incorporated herein by reference.